Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
  U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Government/Credit Bond ETF (ISHGOVCR) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares U.S. Fixed Income Balanced Risk ETF (ISHINC) iShares iBoxx $ Investment Grade Corporate Bond ETF (ISHINTOP) iShares Aaa - A Rated Corporate Bond ETF (ISHQLTA)
BlackRock Alternative Strategies Fund - Trading Account (ACS-TRD) Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Trust (BHK)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Multi Asset Income - Passive Fixed Income Portfolio (BR-INC-
PFI)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-BF) BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Metropolitan Series Fund, Inc.- BlackRock Bond Income Portfolio (MET-
BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active) (PRU-AA-CAB) Advanced Series Trust - AST BlackRock/Loomis Sayles Bond Portfolio (SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio (UBS-PACE)


The Offering
Key Characteristics (Complete ALL Fields)
Date of Offering Commencement:
05-19-2015
Security Type:
BND/CORP

Issuer
The Goldman Sachs Group, Inc. (2025)
Selling Underwriter
Goldman, Sachs & Co.

Affiliated Underwriter(s)
[X] PNC Capital Markets LLC
[ ] Other:

List of Underwriter(s)
Goldman, Sachs & Co., ABN AMRO Securities (USA)
LLC, Banca IMI S.p.A., BB&T Capital Markets, a division of BB&T Securities, LLC, BBVA Securities
Inc., BNY Mellon Capital Markets, LLC, Capital One
Securities, Inc., Fifth Third Securities, Inc.,
ING Financial Markets LLC, KeyBanc Capital Markets
Inc., Lloyds Securities Inc., Mizuho Securities
USA Inc., Natixis Securities Americas LLC, PNC
Capital Markets LLC, RBC Capital Markets, LLC,
Santander Investment Securities Inc., Scotia
Capital (USA) Inc., SMBC Nikko Securities America,
Inc., SunTrust Robinson Humphrey, Inc., TD
Securities (USA) LLC, UniCredit Capital Markets
LLC, U.S. Bancorp Investments, Inc., Drexel
Hamilton, LLC, Mischler Financial Group, Inc.,
Samuel A. Ramirez & Company, Inc., Siebert
Branford Shank & Co., L.L.C.
Transaction Details
Date of Purchase
05-19-2015

Purchase Price/Share(per share / % of par)
$99.678
Total Commission, Spread or Profit
0.450%

1.  Aggregate Principal Amount Purchased (a+b)
$200,000,000
a.  US Registered Funds (Appendix attached
with individual Fund/Client purchase)
$74,006,000
b.  Other BlackRock Clients
$125,994,000
2.  Aggregate Principal Amount of Offering
$2,250,000,000
Fund Ratio [Divide Sum of #1 by #2]Must be less than 0.25
0.08888

Legal Requirements
Offering Type (check ONE)
The securities fall into one of the following transaction types (see
Definitions):
[X]U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ]Eligible Municipal Securities
[ ]Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ]Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[X] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[X]
YES
[ ]
NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[X]
YES
[ ]
NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.

Completed by:
Dillip Behera
Date
:
05-21-2015

Global Syndicate Team Member

Approved by:
Steven DeLaura
Date
:
05-21-2015

Global Syndicate Team Member